SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                  FORM 8-K/A-2



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): August 3, 2000



                        PARADIGM MEDICAL INDUSTRIES, INC.
             (Exact name of registrant as specified in this Charter)



   Delaware                       0-28498                        87-0459536
-----------------        --------------------------         -------------------
(State  or  other        (Commission   File  Number)         (IRS   Employer
jurisdiction  of                                            Identification No.)
incorporation)




1127 West 2320 South, Suite A, Salt Lake City, Utah                     84119
----------------------------------------------------              --------------
(Address of principal executive offices)                             (Zip Code)



Registrant's Telephone Number, Including Area Code:  (801) 977-8970
                                                     --------------





                                 Does Not Apply
                     --------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2.  Acquisition of Vismed, Inc., d/b/a Dicon

         On  June  5,  2000,  Paradigm  Medical  Industries,  Inc.,  a  Delaware
corporation (the "Company") completed the acquisition of Vismed, Inc., a California corporation which does business under the trade name of Dicon ("Dicon") pursuant to the terms of the Agreement and Plan of Reorganization (the "Agreement") which the Company entered into on May 16, 2000, with Dicon and Paradigm Subsidiary, Inc., a newly formed Utah corporation and wholly owned subsidiary of the Company ("Paradigm Subsidiary") for the purchase of all the outstanding shares of common stock of Dicon. Dicon is a California domiciled corporation which manufactures and sells innovative, proprietary medical diagnostic instrumentation for chronic eye diseases.

         As consideration for the purchase of all of the outstanding shares of Dicon, the Company issued to the holders of Dicon common stock an aggregate of 921,500 shares of the Company's common stock. As of December 31, 1999, Dicon's total assets were approximately $3,094,000. These assets included but were not limited to the following: $1,147,000 in accounts receivable, $1,142,000 in inventories (consisting of $646,000 in raw materials, $40,000 in work-in-process and $779,000 in finished goods, less a $323,000 allowance for obsolete and scrap inventory), $336,000 in intangible assets, and $131,115 in net property
(consisting of $226,000 in machinery and equipment, $258,000 in computer and office equipment, $86,000 in furniture and fixtures, and $68,000 in leasehold improvements, less $507,000 in accumulated depreciation and amortization).

         The Company also granted demand registration rights to the holders of Dicon common stock pursuant to a Registration Rights Agreement to register the shares of the Company's common stock that they received in connection with the transaction. The Registration Rights Agreement provides that for a period of five years beginning five months from the date of the Agreement, any holder of Dicon shares who shall receive restricted shares of the Company's common stock in exchange for Dicon shares may make written request for registration of such shares of restricted stock for resale under the Securities Act of 1933, as amended. However, the Company need effect only one demand registration on behalf of the holders of restricted stock. If the Company at any time proposes to register any such holder's restricted stock for resale pursuant to a demand registration, at such time it will give written notice to all other holders of outstanding restricted stock of its intention to register such shares. Upon the written request of any such holders, received by the Company within 10 days following the date of the Company's registration notice to register such holders' restricted stock, the Company will cause such restricted stock to be included in the registration statement to be filed with the Securities and Exchange Commission.

         Following the closing of the transaction, Paradigm Subsidiary was merged into Dicon, with the results that the Company now owns all of the outstanding shares of common stock of Dicon. The Company intends to continue to operate the business of Dicon in California.

ITEM 7.  Financial Statements.

         (a) The following financial statements of Vismed, Inc., d/b/a Dicon are included herein:

         Independent  Auditors' Report of Lavine,  Lofgren,  Morris & Engelberg,
         LLP

         Balance Sheets as of December 31, 1998 and 1999

         Statements of Operations for the years ended December 31, 1998 and 1999

         Statement of Stockholder's Equity for the years ended December 31, 1998 and 1999

         Statements of Cash Flows for the years ended December 31, 1998 and 1999

         Notes to Financial Statements

         (b) The following pro forma statements of the Company are included herein:

         Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1999 (unaudited)


G:\8k-803m.pmi.wpd

         Pro Forma Condensed Consolidated Statement of Operations for the years ended December 31, 1998 and 1999 (unaudited)

         Notes  to  Pro  Forma  Condensed   Consolidated   Financial  Statements
         (unaudited)

                             VISMED, INC. dba DICON

                     --------------------------------------

                              Financial Statements
                 For the Years Ended December 31, 1999 and 1998

                             VISMED, INC. dba DICON



                                TABLE OF CONTENTS





                                                                            Page

INDEPENDENT AUDITORS' REPORT                                                  1

FINANCIAL STATEMENTS FOR THE YEARS ENDED
   DECEMBER 31, 1999 AND 1998:

   Balance Sheets                                                             2

   Statements of Operations                                                   3

   Statements of Stockholders' Equity                                         4

   Statements of Cash Flows                                                   5

   Notes to Financial Statements                                            6-13

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
VISMED, INC. dba DICON
San Diego, California


We have audited the accompanying balance sheet of VISMED, INC. dba DICON as of December 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of VISMED, INC. dba DICON as of December 31, 1998, were audited by other auditors whose report dated February 26, 1999, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VISMED, INC. dba DICON as of December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.




Lavine, Lofgren, Morris & Engelberg, LLP
March 15, 2000

VISMED, INC. dba DICON

BALANCE SHEETS

DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

ASSETS                                                            1999             1998
                                                                  ----             ----

CURRENT ASSETS:
  Cash                                                       $    115,936       $      46,768
  Accounts receivable (net of $25,000 allowance for
     doubtful accounts at 1999 and 1998)                        1,147,343           1,203,263
  Inventories                                                   1,142,109           1,749,371
  Prepaid expenses and other current assets                        69,504             278,854
                                                             ------------       -------------
     Total current assets                                       2,474,892           3,278,256

INVENTORY - noncurrent                                             62,242              83,065
PROPERTY - net                                                    131,115             187,326
INTANGIBLE ASSETS - net                                           336,000             394,678
DEPOSITS AND OTHER ASSETS                                          89,836             144,723
                                                             ------------       -------------
TOTAL ASSETS                                                 $  3,094,085       $   4,088,048
                                                             ============       =============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                           $    247,513       $     271,743
  Accrued expenses                                                832,651             764,377
  Bank line of credit                                              92,000                 -
  Current portion of long-term debt                                12,176              21,228
                                                             ------------       -------------
     Total current liabilities                                  1,184,340           1,057,348
                                                             ------------       -------------

LONG-TERM DEBT, net of current portion                              2,852              15,028
                                                             ------------       -------------

COMMITMENTS (Notes 3 and 9)

STOCKHOLDERS' EQUITY:
  Common stock, no par value, 10,000,000 share authorized
     5,964,710 shares issued and outstanding                    4,578,598           4,578,598
  Accumulated deficit                                          (2,671,705)         (1,562,926)
                                                             ------------       -------------

     Total stockholders' equity                                 1,906,893           3,015,672
                                                             ------------       -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $  3,094,085       $   4,088,048
                                                             ============       =============



                 See accompanying notes to financial statements.

VISMED, INC. dba DICON

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                  1999             1998
                                                                  ----             ----
SALES                                                        $  5,666,096       $   5,464,150

COST OF SALES                                                   3,138,801           2,729,673
                                                             ------------       -------------

     Gross profit                                               2,527,295           2,734,477
                                                             ------------       -------------

OPERATING EXPENSES:
  Sales and marketing                                           1,813,290           2,041,941
  General and administrative                                      671,564             621,676
  Research and development                                        542,547             472,853
                                                             ------------       -------------

     Total operating expenses                                   3,027,401           3,136,470
                                                             ------------       -------------

INCOME (LOSS) FROM OPERATIONS                                    (500,106)           (401,993)

OTHER INCOME (EXPENSE):
  Loss from discontinued product                                 (575,691)                -
  Interest expense                                                (26,797)             (3,064)
  Interest income                                                     137              18,450
  Other                                                            (6,322)             (4,134)
                                                             ------------       -------------

     Other income (expense) - net                                (608,673)             11,252
                                                             ------------       -------------

INCOME (LOSS) BEFORE INCOME TAXES                              (1,108,779)           (390,741)

INCOME TAX EXPENSE                                                    -               603,383
                                                             ------------       -------------

NET INCOME (LOSS)                                            $ (1,108,779)      $    (994,124)
                                                             ============       =============


                 See accompanying notes to financial statements.

VISMED, INC. dba DICON

STATEMENTS OF STOCKHOLDERS' EQUITY

YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

                                             Common Stock
                                        -------------------------        Accumulated
                                        Shares             Amount           Deficit           Total
                                        ------             ------        -----------          -----

Balance at January 1, 1998             5,964,710        $ 4,578,598        (568,802)        4,009,796

  Net loss                                                                 (994,124)         (994,124)
                                       ---------        -----------      ----------        ----------

Balance at December 31, 1998           5,964,710          4,578,598      (1,562,926)        3,015,672

  Net loss                                                               (1,108,779)       (1,108,779)
                                       ---------        -----------      ----------        ----------

Balance at December 31, 1999           5,964,710        $ 4,578,598      (2,671,705)        1,906,893
                                       =========        ===========      ==========        ==========



                 See accompanying notes to financial statements.

VISMED, INC. dba DICON

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                  1999             1998
                                                                  ----             ----


OPERATING ACTIVITIES:
  Net (loss) income                                          $ (1,108,779)      $    (994,124)
  Adjustments to reconcile net (loss) income to net cash
     provided by (used in) operating activities:
       Depreciation and amortization                              169,201             151,855
       Inventory write down                                       280,703                 -
       Prepaid product advances write off                          50,000                 -
       Loss on equipment disposition                                5,446                 -
       (Increase) decrease in operating assets:
          Accounts receivable                                      55,920             412,311
          Inventories                                             347,382            (186,617)
          Deferred income taxes                                       -               603,383
          Prepaid expenses, deposits and other assets             166,237            (199,582)
       Increase (decrease) in operating liabilities:
          Accounts payable                                        (24,230)            (25,207)
          Accrued expenses                                         68,274             (82,061)
                                                             ------------       -------------

          Net cash provided by (used in) operating activities      10,154            (320,042)
                                                             ------------       -------------

INVESTING ACTIVITIES:
   Purchase of long-term investment                                   -               (48,000)
   Sale of long-term investment                                    48,000                 -
   Capital expenditures                                           (33,572)            (82,631)
   Product acquisition                                                -              (350,000)
   Patent costs                                                   (26,186)            (12,069)
                                                             ------------       -------------

          Net cash used in investing activities                   (11,758)           (492,700)
                                                             ------------       -------------

FINANCING ACTIVITIES:
   Net proceeds from notes payable                                    -                45,300
   Payments on long-term debt                                     (21,228)            (17,169)
   Proceeds from bank line of credit                               92,000                 -
                                                             ------------       -------------

          Net cash provided by financing activities                70,772              28,131
                                                             ------------       -------------

NET INCREASE (DECREASE) IN CASH                                    69,168            (784,611)

CASH, BEGINNING OF YEAR                                            46,768             831,379
                                                             ------------       -------------

CASH, END OF YEAR                                            $    115,936       $      46,768
                                                             ============       =============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid for interest                                  $     26,797       $       3,064
                                                             ============       =============

     Cash paid for income taxes                              $      1,659       $       2,164
                                                             ============       =============


                 See accompanying notes to financial statements.

VISMED, INC. dba DICON

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


1.     THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Nature of Operations - Vismed, Inc. dba Dicon (the "Company") manufactures and markets ophthalmic equipment. The Company is a 76% owned subsidiary of Polycore Optical Pte., Ltd. (the "Parent"), a Singapore corporation.

       Inventories - Inventories are stated at the lower of cost (first-in, first-out) or market. Quantities of inventory in excess of those expected to be sold within one year are classified as noncurrent. Inventories include products used as demos and clinical units. Such amounts totaled $192,441 and $214,000 at December 31, 1999 and 1998, respectively.

       Property - Property is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of assets (3 to 7 years). Amortization of leasehold improvements is provided using the straight-line method over the related lease term (5 years).

       License Fees, Product Rights, Patents and Other Intangible Assets - The cost of license fees, product rights, patents and other intangible assets are capitalized and amortized on a straight-line basis over the periods estimated to be benefited, typically five years. Amortization is included in general and administrative expenses in the statements of operations and totaled $84,864 and $50,000 in 1999 and 1998, respectively.

       Evaluation  of License  Agreements,  Product  Rights,  Patents  and Other
       Intangible Assets - The Company evaluates the carrying value of the unamortized balances of license agreements, product rights patents and other intangible assets to determine whether any impairment of these assets has occurred or whether any revision to the related amortization periods should be made. This evaluation is based on management's projections of the undiscounted future cash flows associated with each intangible asset. If management's evaluation were to indicate that the carrying values of these intangible assets were impaired, such impairment would be recognized by a write down of the applicable asset.

       Revenue Recognition - Revenue is recognized as products are shipped or service is rendered.

       Income Taxes - Deferred income taxes are recorded based on current tax rates applied to the differences between the financial statement and tax basis of assets and liabilities, including net operating loss and credit carryforwards.

       Stock-Based Compensation - The Company has elected to continue to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related Interpretations in accounting for its stock options. Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," is followed as appropriate for disclosure of related information (Note 4).

       Concentration of Credit Risk - The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced losses on its cash accounts. The Company sells products to companies in approximately 30 foreign countries in addition to the United States. Included in accounts receivable was $619,000 due from foreign entities at December 31, 1999. The Company maintains a reserve for potential credit losses. Historically, such losses have been minimal.

VISMED, INC. dba DICON

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


1.     THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

       Warranty - The Company's standard product warranty generally extends for one year from the date of sale. Management evaluates the Company's warranty experience and adjusts its warranty reserve accordingly.

       Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Reclassifications - Certain amounts included in the financial statements for 1998 have been reclassified to conform to the 1999 presentation.


2.     BALANCE SHEET DETAILS

       Balance sheet details include the following as of December 31, 1999 and 1998:

                                                        1999           1998
                                                        ----           ----

INVENTORIES:
   Raw materials                                    $  645,969       $  926,342
   Work-in-process                                      39,786           67,121
   Finished goods                                      779,765          798,616
                                                    ----------       -----------
                                                     1,465,520        1,792,079
   Less:  allowance for obsolete/scrap inventory      (323,411)         (42,708)
                                                    ----------       -----------
     Total                                          $1,142,109       $1,749,371
                                                    ==========       ===========

PROPERTY - at cost:
   Machinery and equipment                          $  226,044       $  224,941
   Computer and office equipment                       257,877          257,348
   Furniture and fixtures                               86,076           86,076
   Leasehold improvements                               68,231           68,231
                                                    ----------       -----------
                                                       638,228          636,596
   Less accumulated depreciation and amortization     (507,113)        (449,270)
                                                    ----------       -----------
      Total                                         $  131,115       $  187,326
                                                    ==========       ===========

VISMED, INC. dba DICON

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

2.     BALANCE SHEET DETAILS - Continued

                                                        1999           1998
                                                        ----           ----
       INTANGIBLE ASSETS - at cost:
          Product rights                          $  395,000       $  395,000
          Patents                                    121,862           95,677
                                                  ----------       ----------
                                                     516,862          490,677
          Less accumulated amortization             (180,862)         (95,999)
                                                  ----------       ----------
               Total                              $  336,000       $  394,678
                                                  ==========       ==========
       LONG-TERM DEBT:
          Notes payable                           $  15,028        $   36,256
          Less current portion                      (12,176)          (21,228)
                                                  ----------       -----------
               Total                              $   2,852        $   15,028
                                                  ==========       ===========

3.     LINE OF CREDIT

       The Company has a revolving line of credit with a bank which provides for borrowings of up to $500,000 at an interest rate of 1% over the bank's reference rate (totaling 9.5% at December 31, 1999). Interest on borrowings is due monthly. The line of credit matures in June 2000. The line is secured by the Company's assets. There were no outstanding borrowings on the line as of December 31, 1998. The outstanding balance at December 31, 1999, was $92,000. The line of credit agreement contains certain covenants related to financial ratios and net worth. Compliance with the covenants affects the discretion with which the bank extends credit. The Company was not in compliance with all of the covenants at December 31, 1999.


4.     STOCKHOLDERS' EQUITY

       Stock Option Plan - The Company has a Stock Option Plan which provides additional incentive for selected employees, directors and consultants to further the success of the Company via the issuance of shares or the granting of incentive stock options and nonstatutory stock options. The Plan provides for the exercise of options totaling 1,000,000 shares of common stock at an exercise price not less than 100% - 110% of the fair market value per share of the Company's common stock on the date of grant.

       Incentive stock options vest ratably over a three-year period and nonstatutory options generally vest in one to three years from the date of granting. All options granted under the Plan expire six years from the date of grant. The Plan shall terminate on June 30, 2004.

       The Company has adopted the disclosure-only provisions of SFAS No. 123. Had compensation cost been calculated consistent with the provisions of SFAS No. 123, net loss would have increased by approximately $39,500 for year ended December 31, 1999. There would not be a material effect on net income reported in the statement of operations for the year ended December 31, 1998.

VISMED, INC. dba DICON

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

4.     STOCKHOLDERS' EQUITY - Continued

       The following is a summary of option activity during the years ended December 31:


                                                  1999                               1998
                                      ------------------------------     ------------------------------
                                                       Weighted                            Weighted
                                       Number of         Average         Number of           Average
                                        Options       Exercise Price      Options        Exercise Price
                                       ----------     --------------     ---------       --------------

       Outstanding, beginning of year    724,690       $    0.76           804,290         $    0.76
          Granted                        180,650            0.75            70,400              0.75
          Forfeited                          -                -            150,000              0.76
          Expired                            -                -                -                  -
                                         -------       ---------           -------         ---------

          Outstanding, end of year       905,340       $    0.76           724,690         $    0.76
                                         =======       =========           =======         =========

          Exercisable, end of year       628,577       $    0.76           479,013         $    0.75
                                         =======       =========           =======         =========


       Exercise prices range from $0.70 to $0.78 for options outstanding at December 31, 1999, and the weighted average remaining contractual life for these options is 3 years. There are 94,660 options available for grant under the Plan at December 31, 1999.

       Warrants - As of December 31, 1999, the Company also has 543,000 fully vested outstanding warrants for the purchase of its common stock. Warrants for 168,000 shares were issued in January 1991 at an exercise prices of $2.00 per share. There is no expiration date for the exercise of these warrants. Warrants for 375,000 shares were issued in March 1994 at an exercise price of $1.00 per share and expire in January 2000. All 543,000 warrants were issued to a stockholder of the Company.

5.     INCOME TAXES


                                                      1999            1998
                                                      ----            ----
       Federal:
          Current                                 $     -         $ 394,029
          Deferred                                                  133,409
                                                  ----------      ---------

                                                        -           527,438
                                                  ----------      ---------

       State:
          Current                                       -            17,765
          Deferred                                      -            58,180
                                                  ----------      ---------

                                                        -            75,945
                                                  ----------      ---------

       Income tax expense                         $     -         $ 603,383
                                                  ==========      =========

VISMED, INC. dba DICON

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

5.     INCOME TAXES - Continued

       The effective rate of income tax expense differs from the federal statutory rate for the years ended December 31, 1999 and 1998 due to the following:

                                                        1999           1998
                                                        ----           ----


       Expected income tax at statutory rate of 34%  $  (376,986)   $  (132,852)
       State income taxes, net of federal benefit        (78,206)       (23,920)
       Tax credits                                       (49,057)       (38,277)
       Non-deductible business expenses                    8,502          9,052
       Other                                              13,234         (5,592)
       Change in valuation allowance                     482,513        794,972
                                                     ------------   ------------

       Income tax expense                            $       -      $   603,383
                                                     ============   ============


       The Company's deferred income tax assets and liabilities at December 31, 1999 and 1998 are approximately as follows:


                                                          1999           1998
                                                          ----           ----

       Deferred income tax assets:
          Net operating loss carryforwards           $   633,946    $   310,431
          Research and development credit
              carryforwards                              312,575        247,090
          Accrued employee compensation                   78,046         80,595
          Warranty reserve                                39,820         44,549
          Inventory valuation differences                138,549         18,296
          Allowance for doubtful accounts                 10,710         10,710
          Depreciation and amortization                   28,826         30,013
          Return allowance                                61,837         44,543
          Other                                           35,331         54,503
                                                     ------------   ------------

               Total deferred income tax assets      $ 1,339,640    $   840,730
                                                     ------------   ------------

        Deferred income tax liabilities:
          State income taxes                              55,345         45,405
          Prepaid assets                                   6,810            353
                                                     ------------   ------------
               Total deferred income tax liabilities      62,155         45,758
                                                     ------------   ------------
        Net deferred income tax asset                  1,277,485        794,972
        Less valuation allowance                      (1,277,485)      (794,972)
                                                     ------------   ------------

        Total                                        $       -      $        -
                                                     ============   ============

VISMED, INC. dba DICON

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

5.     INCOME TAXES - Continued

       As of December 31, 1999, the Company has available net operating loss carryforwards of approximately $1,628,600 to offset future federal taxable income. These federal carryforwards expire in various amounts during the years 2008 through 2014. The Company has available net operating loss carryforwards of approximately $952,900 to offset future California taxable income. These California carryforwards expire in 2004. Because it is uncertain whether its future taxable income will be sufficient for full realization of the deferred tax asset, a valuation allowance in the same amount was recorded in the current year.


6.     RELATED PARTY TRANSACTIONS

       Employee Notes Receivable - Included in prepaid expenses and other assets as of December 31, 1998 were notes receivable from employees of the Company totaling $25,697. Such amounts were due on various dates through December 1999.

       Asset Purchase Agreement - During 1998, the Company entered into an agreement with Eclipse Ventures to acquire for $395,000 certain assets and technology to be used in the manufacture and marketing of a low-cost corneal topography instrument. The agreement requires the Company to pay a royalty fee per unit for the first 500 units sold. Included in intangible assets is $395,000 in capitalized product rights related to the Company's acquisition from Eclipse Ventures. Accumulated amortization on the product rights was $125,083 and $46,083 at December 31, 1999 and 1998, respectively. The Company expensed $192,150 and $78,750 in royalty fees to Eclipse Ventures during 1999 and 1998, respectively. A director of the Company is a general partner of Eclipse Ventures.

VISMED, INC. dba DICON

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

7.     DISCONTINUED PRODUCT LINE

       During 1998, the Company entered into a product distribution agreement with a supplier of laser-based equipment and software for various ophthalmic uses. Under the agreement, the Company advanced $200,000 for future delivery of product and purchased common stock in the supplier company for $48,000. The President of the Company became a board member of the supplier company. Due to the long sales cycle and low demand for the product, the Company made the decision in mid 1999 to terminate the agreement and discontinue sales of the product. A loss of $575,691 from the discontinuance is included in other expense in the statement of operations. Included in the loss, is a reserve for obsolete inventory of $254,000, a reserve for sales returns of $31,284, and a write off of the remaining $50,000 of 1998 advances for future product delivery. As a condition of the termination, the supplier company re-purchased its common stock for $48,000. Details of the loss are as follows:


          Sales - net                                $   106,537
          Cost of sales                                  404,036
                                                     ------------

          Gross profit (loss)                           (297,499)

          Direct sales and marketing expenses            225,018
          Write off of product cost advances              50,000
          Other                                            3,174
                                                     ------------

          Net loss from discontinued product         $  (575,691)
                                                     ============


8.     EMPLOYEE 401(k) PROFIT SHARING PLAN

       Effective January 1, 1998, the Company adopted an employee 401(k) profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code. Eligible employees may defer up to 15% of their annual compensation not to exceed the maximum amount permitted by law. The Company may make a discretionary contribution to this plan. The Company contributed $25,044 and $19,756 in 1999 and 1998, respectively.


9.     COMMITMENTS

       The Company leases office space under a noncancelable operating lease which expires in February 2002. Rent expense was $186,786 and $186,854 for the years ended December 31, 1999 and 1998, respectively.

VISMED, INC. dba DICON

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

9.     COMMITMENTS - Continued

       Future minimum lease payments due under this lease as of December 31, 1999 are summarized as follows:

          Year ending December 31,
               2000                                  $   194,925
               2001                                      200,843
               2002                                      206,889
               2003                                       35,087
                                                     -----------

               Total                                 $   637,744
                                                     ===========



                                   * * * * * *

CONSOLIDATED PARADIGM MEDICAL INDUSTRIES, INC. PRO FORMA
CONDENSED BALANCE SHEET DECEMBER 31, 1999 (UNAUDITED)



                                                                               PARADIGM
                                                                                MEDICAL
                                                                              INDUSTRIES         VISMED, INC.
                                                                                 INC.             DBA. DICON         COMBINED
                                                                        ------------------------------------------------------

Current Assets                                                                  5,807,000           2,475,000       8,282,000
Inventory - Noncurrent                                                                  -              62,000          62,000
Intangibles, Net                                                                  611,000             336,000         947,000
Property and Equipment, Net                                                       204,000             131,000         335,000
Deposits and Other Assets                                                               -              90,000          90,000

                                                                        ------------------------------------------------------
                                                           Total Assets         6,622,000           3,094,000       9,716,000
                                                                        ======================================================

Current Liabilities                                                               417,000           1,184,000       1,601,000
Long-term Debt                                                                     25,000               3,000          28,000
                                                                        ------------------------------------------------------
                                                      Total Liabilities           442,000           1,187,000       1,629,000

Common Stock                                                                        9,000               1,000          10,000
Additional paid-in-capital                                                     26,564,000           1,906,000      28,470,000
Treasury Stock                                                                     (4,000)                  -          (4,000)
Stock Subscription Receivable                                                      (8,000)                  -          (8,000)

Accumulated Deficit                                                           (20,381,000)                  -     (20,381,000)
                                                                        ------------------------------------------------------

                                             Total Stockholders' Equity         6,180,000           1,907,000       8,087,000
                                                                        ------------------------------------------------------
                             Total Liabilities and Stockholders' Equity       $ 6,622,000         $ 3,094,000     $ 9,716,000
                                                                        ======================================================

CONSOLIDATED PARADIGM MEDICAL INDUSTRIES, INC. PRO FORMA
CONDENSED STATEMENT OF OPERATIONS DECEMBER 31, 1999 (UNAUDITED)

                                                                               PARADIGM
                                                                                MEDICAL
                                                                              INDUSTRIES         VISMED, INC.
                                                                                 INC.             DBA. DICON         COMBINED
                                                                        ------------------------------------------------------

Sales                                                                           1,701,000           5,666,000       7,367,000
Cost of Sales                                                                   1,031,000           3,139,000       4,170,000
                                                                        ------------------------------------------------------
                                                           Gross Profit           670,000           2,527,000       3,197,000
                                                                        ------------------------------------------------------
Operating Expenses:
  Marketing and Selling                                                           915,000           1,813,000       2,728,000
  General and Administrative                                                    2,711,000             672,000       3,383,000
  Research and Development                                                        677,000             543,000       1,220,000
                                                                        ------------------------------------------------------
                                               Total Operating Expenses         4,303,000           3,028,000       7,331,000
Operating Income (Loss)                                                        (3,633,000)           (501,000)     (4,134,000)

Other Income and (Expense):
  Loss from Discontinued Product                                                        -            (576,000)       (576,000)
  Interest Income                                                                  30,000                   -          30,000
  Interest Expense                                                                (15,000)            (27,000)        (42,000)
  Other Income (Expense)                                                           (4,000)             (6,000)        (10,000)
                                                                        ------------------------------------------------------
    Total Other Income and (Expense)                                               11,000            (609,000)       (598,000)
                                                                        ------------------------------------------------------
                                                               Net Loss        (3,622,000)         (1,110,000)     (4,732,000)


Net Loss Per Common Share - Basic and Diluted                                  $    (0.54)                         $    (0.62)
                                                                        ------------------                    ----------------

Weighted Average Outstanding Shares - Basic and Diluted                         6,733,000                           7,655,000
                                                                        ------------------                    ----------------

CONSOLIDATED PARADIGM MEDICAL INDUSTRIES, INC. PRO FORMA
CONDENSED BALANCE SHEET DECEMBER 31, 1998 (UNAUDITED)

                                                                               PARADIGM
                                                                                MEDICAL
                                                                              INDUSTRIES         VISMED, INC.
                                                                                 INC.             DBA. DICON         COMBINED
                                                                        ------------------------------------------------------

Current Assets                                                                  1,415,000           3,278,000          4,693,000
Inventory - Noncurrent                                                                  -              83,000             83,000
Intangibles, Net                                                                  235,000             395,000            630,000
Property and Equipment, Net                                                       547,000             187,000            734,000
Deposits and Other Assets                                                          44,000             145,000            189,000
                                                                        ---------------------------------------------------------

                                                           Total Assets         2,241,000           4,088,000          6,329,000
                                                                        =========================================================

Current Liabilities                                                               492,000           1,057,000          1,549,000
Long-term Debt                                                                     33,000              15,000             48,000
                                                                        ---------------------------------------------------------
                                                      Total Liabilities           525,000           1,072,000          1,597,000

Common Stock                                                                        5,000               1,000              6,000
Additional paid-in-capital                                                     17,704,000           3,015,000         20,719,000
Treasury Stock, at cost                                                            (4,000)                  -             (4,000)
Unearned Compensation                                                             (94,000)                  -            (94,000)
Stock Subscription Receivable                                                      (8,000)                  -             (8,000)
                                                                                                                               -
Accumulated Deficit                                                           (15,887,000)                  -        (15,887,000)
                                                                        ---------------------------------------------------------
                                             Total Stockholders' Equity         1,716,000           3,016,000          4,732,000
                                                                        ---------------------------------------------------------
                             Total Liabilities and Stockholders' Equity       $ 2,241,000         $ 4,088,000        $ 6,329,000
                                                                        =========================================================


CONSOLIDATED PARADIGM MEDICAL INDUSTRIES, INC. PRO FORMA
CONDENSED STATEMENT OF OPERATIONS DECEMBER 31, 1998 (UNAUDITED)

                                                                               PARADIGM
                                                                                MEDICAL
                                                                              INDUSTRIES         VISMED, INC.
                                                                                 INC.             DBA. DICON         COMBINED
                                                                        ------------------------------------------------------

Sales                                                                           1,258,000           5,464,000          6,722,000
Cost of Sales                                                                     739,000           2,730,000          3,469,000
Amorization of Capitalized Engineering and Design Charges                          74,000                   -             74,000
                                                                        ---------------------------------------------------------
                                                           Gross Profit           445,000           2,734,000          3,179,000
                                                                        ---------------------------------------------------------
Operating Expenses:
  Marketing and Selling                                                         1,021,000           2,041,000          3,062,000
  General and Administrative                                                    1,841,000             622,000          2,463,000
  Research and Development                                                        298,000             473,000            771,000
                                                                        ---------------------------------------------------------

                                               Total Operating Expenses         3,160,000           3,136,000          6,296,000
                                                                        ---------------------------------------------------------
Operating Loss                                                                 (2,715,000)           (402,000)        (3,117,000)

Other Income and (Expense):
  Interest Income                                                                  49,000              18,000             67,000
  Interest Expense                                                                (33,000)             (3,000)           (36,000)
  Other Income (Expense)                                                          (60,000)             (4,000)           (64,000)
                                                                        ---------------------------------------------------------
    Total Other Income and (Expense)                                              (44,000)             11,000            (33,000)
                                                                        ---------------------------------------------------------
                                       Income (Loss) Before Income Taxes       (2,759,000)           (391,000)        (3,150,000)

Income Tax Expense (Provision)                                                          -             603,000            603,000
                                                                        ---------------------------------------------------------

                                                       Net Income (Loss)       (2,759,000)           (994,000)        (3,753,000)
                                                                        =========================================================


Net Loss Per Common Share - Basic and Diluted                                  $    (0.69)                            $    (0.76)
                                                                        ------------------                    -------------------

Weighted Average Outstanding Shares - Basic and Diluted                         4,022,000                              4,944,000
                                                                        ------------------                    -------------------


                        PARADIGM MEDICAL INDUSTRIES, INC.


                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS




         The following unaudited condensed pro forma combined balance sheet at December 31, 1999 and 1998 and the pro forma combined statements of operations for the years ended December 31, 1999 and 1998 assumes the acquisition of Dicon by Paradigm. It combines the historical balance sheets of Paradigm and Dicon. The business combination has been accounted for as pooling. The unaudited condensed pro forma combined balance sheet should be read in conjunction with the historical financial statements and related notes.

         The following unaudited condensed pro forma condensed pro forma combined statements of operations for the years ended December 31, 1999 and 1998 for Paradigm and Dicon assumes the acquisition of Dicon by Paradigm as of the beginning of the years.

         The pro forma results of operations are not necessarily indicative of the results of operations that would actually have been obtained if the transactions had occurred as of the beginning of the years. These statements should be read in conjunction with the historical financial statements and related notes.

         (c)      Exhibits

                  10.1. Agreement and Plan of Reorganization among Paradigm Medical Industries, Inc., Paradigm Subsidiary and Vismed, Inc., d/b/a Dicon. Agreement and Plan of Reorganization. Agreement and Plan of Reorganization

                  10.2     Escrow   Agreement   among  the   Company,   Paradigm
                           Subsidiary, Dicon and Mackey Price & Williams.

                  10.3 Agreement and Plan of Merger among the Company, Paradigm Subsidiary and Dicon.

                  10.4 Registration Rights Agreement among the Company, Paradigm Subsidiary and the shareholders of Dicon.

                  10.5 Indemnification Agreement among the Company, Paradigm Subsidiary and certain shareholders of Dicon.

                  10.6     Employment Agreement with Mark R. Miehle.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                          (Registrant)


Date: August 3, 2000.                          By:/s/
                                                  ------------------------------
                                                  Thomas F. Motter
                                                  Chairman, Chief Executive
                                                  Officer, Chief Financial
                                                  Officer and Treasurer

G:\8k-803m.pmi.wpd